Exhibit 99.d.6.(i)

AMENDMENT TO SUB-ADVISORY AGREEMENT

THIS AMENDMENT (“Amendment”) to the Sub-Advisory Agreement (“Agreement”) dated as of April 15, 2025 by and between Mercer Investments LLC, a Delaware limited liability company (the “Advisor”), and Crescent Capital Group LP, a Delaware limited partnership (the “Sub-Advisor”), is made effective as of the 2nd day of December, 2025.

RECITALS

WHEREAS, the Advisor has been retained to act as investment adviser pursuant to an Investment Management Agreement, dated July 1, 2014, as amended from time to time (the “Advisory Agreement”), with Mercer Funds (the “Trust”), a Delaware statutory trust registered with the U.S. Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), which consists of several separate series of shares, each having its own investment objectives and policies, and which is authorized to create additional series in the future;

WHEREAS, the Advisory Agreement permits the Advisor, subject to the supervision and direction of the Trust’s Board of Trustees, to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act;

WHEREAS, the Sub-Advisor currently manages an allocated portion of the assets of one or more of the Trust’s series (each a “Fund” and collectively, the “Funds”) under the Agreement;

WHEREAS, the Agreement provides that the parties may mutually agree to supplement or amend any provision of the Agreement;

WHEREAS, subject to Clause 12 of the Agreement, the Advisor and the Sub-Advisor desire to amend the Agreement as set forth in this Amendment; and

WHEREAS, the Advisor and the Sub-Advisor intend to amend Exhibit A of the Agreement effective as of the date hereof.

AGREEMENT

NOW THEREFORE, in consideration of the promises and mutual agreements set forth herein, the parties hereby agree to amend the Agreement, as follows:

1.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached to this Amendment.

2.	The Advisor and the Sub-Advisor each acknowledge that all of their respective representations and warranties contained in the Agreement are true and correct as of the date hereof.

3.	All other terms and provisions of the Agreement shall remain in full force and effect, except as modified hereby.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

ADVISOR MERCER INVESTMENTS LLC		SUB-ADVISOR CRESCENT CAPITAL GROUP LP

By:	/s/ Larry Vasquez	By:	/s/ John Fekete
	Name: Larry Vasquez		Name: John Fekete
	Title: Vice President		Title: Managing Director